UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2009

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2280 N. Greenville Avenue
Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2009, in accordance with and pursuant to the Fossil, Inc. 2008 Long-Term Incentive Plan (the “Long-Term Incentive Plan”), each non-employee director of Fossil, Inc. (the “Company”) automatically received a grant of 6,000 non-qualified stock options.  The form of award agreement used by the Company in connection with the grants, and which the Company anticipates may be used in the future in connection with such grants, was approved by the Company’s Compensation Committee (the “Committee”) and is described below.

Stock Option Award Agreement For Outside Directors

The form of Stock Option Award Agreement for Outside Directors provides for the grant of options (the “Options”) to purchase shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).  The number of shares of Common Stock that may be purchased upon exercise of each Option and price per share will be set forth in an award letter that will accompany each grant.  The price per share will be the fair market value of the Common Stock on the grant date, determined in accordance with the Long-Term Incentive Plan.  The number of shares and price per share are subject to adjustment for changes in the Company’s capitalization, as set forth in the Long-Term Incentive Plan.  The Option vests as follows: (i) 50% of the Option shares vest and become exercisable on the first anniversary of the grant date, provided that the Option holder is providing services to the Company or a subsidiary of the Company on such date; (ii) an additional 25% of the Option shares vest and become exercisable on the second anniversary of the grant date, provided that the Option holder is providing services to the Company or a subsidiary of the Company on such date; and (iii) the remaining 25% of the Option shares vest and become exercisable on the third anniversary of the grant date, provided that the Option holder is providing services to the Company or a subsidiary of the Company on such date. Vested Options may be exercised at any time during a ten-year period beginning on the date of grant.  If an Option holder incurs a termination of service with the Company for any reason other than death, such holder’s unvested Options will terminate and such holder’s vested Options will remain exercisable for a period of 12 months following such termination.  If an Option holder incurs a termination of service with the Company by reason of death, any unmatured Options shall accelerate and become exercisable by the person or persons to whom the Option holder’s rights pass in accordance with the 2008 Plan and may be exercised until 5 p.m. on the date immediately preceding the 10th anniversary of the grant date.

The foregoing description of the form of Stock Option Award Agreement for Outside Directors is qualified in its entirety by the full text of such agreement, which is incorporated herein by reference and filed as an exhibit hereto.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Stock Option Award Agreement for Outside Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2009

FOSSIL, INC.

	By:	/s/ Mike L. Kovar
Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

10.1	Form of Stock Option Award Agreement for Outside Directors.